PROMISSORY NOTE


AMOUNT:  $850,000.00                                           TROY, MICHIGAN

DUE DATE:  February 1, 1999                           DATED: February 28, 1997


         FOR VALUE RECEIVED, the undersigned, UTILASE PRODUCTION PROCESS, INC., a Michigan corporation, and NOBLE INTERNATIONAL, LTD., a Michigan corporation (hereinafter referred to as "Maker"), jointly and severally, promise to pay to the order of UTILASE, INC., a Michigan corporation (hereinafter referred to as "Payee"), at its office or at such other place as Payee may designate in writing, the principal sum of Eight Hundred Fifty Thousand and 00/100 Dollars ($850,000.00), as hereinafter provided, in lawful money of the United States of America.

         The principal outstanding under this Note shall not bear any interest.

         The principal outstanding hereunder shall be payable in installments as follows: (i) Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) shall be due and payable on the earlier to occur of July 31, 1997 or upon completion of the initial public offering of Utilase Welding, Inc., a Michigan corporation (hereinafter referred to as "Welding"); (ii) Fifty Thousand and 00/100 Dollars ($50,000.00) shall be due and payable on February 1, 1998; and (iii) Fifty Thousand and 00/100 Dollars ($50,000.00) shall be due and payable on February 1, 1999, and in any case, all amounts due hereunder shall be paid on or before the Due Date.

         The "completion of the initial public offering" of Welding shall mean an initial public offering by Welding whereby Welding files a Registration Statement on Form S-1, S-2 or S-3 under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), or a similar document pursuant to any other statute then in effect corresponding to the Act, relating to an underwritten public offering of common stock of Welding, and/or warrants, convertible securities or other similar equity securities of Welding, and such initial public offering becomes effective pursuant to an order issued by the Securities and Exchange Commission.

         This Note is secured by a Security Agreement of even date herewith (hereinafter referred to as the "Security Agreement") whereby Payee retains a lien against the Collateral (as such term is defined in the Security Agreement).

         Upon failure to pay any installment of principal hereunder within five
(5) days of the date when due, or upon default under any other promissory note, loan agreement, security or any other




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agreement executed in connection herewith, or between Maker and Payee, or upon dissolution or termination of the existence of Maker, or upon the insolvency or business failure of Maker, or upon the appointment of a receiver for any of the property of Maker, or if Maker is generally not paying its debts as such debts become due, or if a custodian is appointed or takes possession of the property of Maker, or upon commencement of any proceedings under the bankruptcy or insolvency laws by or against Maker, or if any other indebtedness of Maker to Payee or to a third party shall become due and remain unpaid by acceleration of maturity or after maturity thereof, or if any writ of attachment, garnishment, execution or similar process shall be issued against any property of Maker, or if Utilase Production Process, Inc. does not negotiate, execute and deliver a mutually acceptable Lease Agreement with Ruthven Industries, Inc. as such Lease is described in the Agreement, which is defined below, by March 15, 1997, or if Payee deems itself insecure for any other reason whatsoever, then and in any such event, Payee may, without notice, declare the entire unpaid principal balance hereunder and all accrued interest, if any, together with all other indebtedness of Maker to Payee, to be immediately due and payable. During any period(s) this Note is in default, or after the Due Date, or after acceleration of maturity, the Maker shall be obligated to Payee and shall pay Payee, default interest at the rate of ten percent (10%) per annum from the Due Date, the date of acceleration of maturity or the date of default, as the case may be, until the entire principal balance together with such accrued default interest which is then due has been paid in full. Payee may hold and apply at any time its own indebtedness or liability to Maker in payment of any indebtedness hereunder.

         The election of any remedy by Payee shall be in addition to, and not in lieu of, any and all other remedies available to Payee pursuant to this Note, the Security Agreement and/or applicable law, whether now or hereafter in effect.

         Acceptance by Payee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. Maker and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Maker shall be absolute and unconditional, without regard to the liability of any other party hereto. For purposes of this Note, references to "Maker" shall be deemed to apply to each and both of Utilase Production Process, Inc. and Noble International, Ltd.


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         This Note may be prepaid in full or in part at any time without the prior written consent of Payee.

         Maker acknowledges that in the event that Payee is liquidated, Payee shall have the right to assign its rights under this Note to the shareholder or shareholders of Payee.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Michigan.

         This Note is given pursuant to a certain Asset Purchase Agreement dated February 28, 1997, but effective March 1, 1997, between Payee and Utilase Production Process, Inc., a Michigan corporation, which is the wholly owned subsidiary of Noble International, Ltd. (hereinafter referred to as the "Agreement"). Payee and Maker, as it relates to Utilase Production Process, Inc., shall have all the rights and powers set forth in the Agreement as though the same were set forth in this Note.

WITNESSES:                                     MAKER:

                                               UTILASE PRODUCTION PROCESS,
                                               INC., a Michigan corporation

/s/ A. Kathleen Murphy                         /s/ Michael C. Azar
------------------------                       -------------------------------
                                               By:  Michael C. Azar
                                               Its: Secretary


                                               NOBLE INTERNATIONAL, LTD.,
                                               a Michigan corporation

/s/ A. Kathleen Murphy                         /s/ Michael C. Azar
-------------------------                      -------------------------------
                                               By:  Michael C. Azar
                                               Its: Secretary

ADDRESSES:

  MAKER:                                                    PAYEE:

  UTILASE PRODUCTION PROCESS, INC. (and)                    UTILASE, INC.
  NOBLE INTERNATIONAL, LTD.                                 c/o DCT, Inc.
  33 Bloomfield Hills Pkwy., Suite 155                      20101 Hoover
  Bloomfield Hills, MI  48304                               Detroit, MI  48205



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